NUMBER

CLS Holdings USA, Inc.

SHARES

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

$0.0001 PAR VALUE COMMON STOCK

CUSIP 12565J100

COMMON STOCK

THIS CERTIFIES THAT

Is The Owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF
CLS Holdings USA, Inc.

Transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Dated:

COUNTERSIGNED AND REGISTERED:
VSTOCK TRANSFER, LLC
Transfer Agent and Registrar

By: ______________________
AUTHORIZED SIGNATURE

President

Secretary